EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC REGISTERED ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-119697) of Huron Consulting Group Inc. of our report dated February 17, 2006 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this annual report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
February 23, 2006